AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2010
Registration No. 333-164028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
______________________________________________________________

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________________________

PGT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3442	20-0634715
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1070 Technology Drive
North Venice, Florida  34275
(941) 480-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mario Ferrucci III
Vice President, General Counsel and Secretary
PGT, Inc.
1070 Technology Drive
North Venice, Florida  34275
(941) 480-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert B. Pincus, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square, 7th Floor
Wilmington, Delaware 19801
(302) 651-3000
______________________________________________________________

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer ,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □	Non-accelerated filer O	Smaller reporting company □
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-164028) previously filed by PGT, Inc., a Delaware corporation (the “Registrant”), on December 24, 2009, as amended by Amendment No. 1 to Form S-1 filed on January 29, 2010, and by Amendment No. 2 to Form S-1 filed on February 9, 2010 (as so amended, the “Registration Statement”).  The Registration Statement registered 20,382,326 shares of the Registrant’s common stock, par value $0.01 per share, for issuance in connection with a rights offering by the Registrant. The rights offering expired at 5:00 p.m., Eastern Time, on March 12, 2010, and 2,045,958 shares remained unsold upon termination of the offering.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Venice, State of Florida, on March 22, 2010.

PGT, INC.

By:	/s/ Rodney Hershberger
Name:	Rodney Hershberger
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rodney Hershberger*	President and Chief Executive Officer	March 22, 2010
Rodney Hershberger	(Principal Executive Officer and Director)
/s/ Jeffrey T. Jackson*	Chief Financial Officer and Treasurer	March 22, 2010
Jeffrey T. Jackson	(Principal Financial and Accounting Officer)
/s/ Paul S. Levy*	Chairman and Director	March 22, 2010
Paul S. Levy
/s/ Alexander R. Castaldi*	Director	March 22, 2010
Alexander R. Castaldi
/s/ Richard D. Feintuch*	Director	March 22, 2010
Richard D. Feintuch
/s/ Ramsey Frank*	Director	March 22, 2010
Ramsey Frank

/s/ M. Joseph McHugh*	Director	March 22, 2010
M. Joseph McHugh
/s/ Floyd F. Sherman*	Director	March 22, 2010
Floyd F. Sherman
/s/ Randy L. White*	Director	March 22, 2010
Randy L. White
/s/ Brett N. Milgrim*	Director	March 22, 2010
Brett N. Milgrim

/s/ William J. Morgan*	Director	March 22, 2010
William J. Morgan
/s/ Daniel Agroskin*	Director	March 22, 2010
Daniel Agroskin

*By:	/s/ Mario Ferrucci III
Mario Ferrucci III Attorney-in-Fact